EXHIBIT 15
August 2, 2018

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 2, 2018 on our review of interim financial information of Arconic Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statement on Form S-8 (Nos. 333-32516, 333-106411, 333-128445, 333-146330, 333-153369, 333-155668, 333-159123, 333-168428, 333-170801, 333-182899, 333-189882, 333-203275, 333-209772, and 333-212246) of Arconic Inc.
Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania